UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced, Air Methods Corporation (the “Company”) was waiting for a response from the U.S. Securities and Exchange Commission’s Office of the Chief Accountant (the “SEC”) to its inquiry regarding the appropriate GAAP interpretation of the maximum amount that the Company could be required to pay as described in ASC 840-10-25-14, in the event of a non-performance-related default, for purposes of evaluating lease classification.  On November 18, 2011, the SEC indicated that it disagreed with the Company’s past interpretation of the “maximum amount” that it could be required to pay in the event of a subjectively determined default in the Company’s aircraft leases.  As a result, most of the Company’s aircraft leases previously classified as operating leases will now be classified as capital leases in the Company’s consolidated financial statements.

Based on the SEC’s response, on November 18, 2011, management concluded, after discussion with KPMG LLP, the Company’s independent registered public accounting firm, that the Company should restate its consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010 included in the Company’s December 31, 2010 Annual Report on Form 10-K and the consolidated interim financial statements included in the Company’s Forms 10-Q as of and for the quarter and year to date periods ended March 31, 2011; June 30, 2011 and September 30, 2011, and related 2010 comparative prior quarter and year to date periods included in those Form 10-Q’s, and accordingly, those financial statements should no longer be relied upon.

The Audit Committee of the Board of Directors and members of the Company’s management have discussed the matters disclosed in this Item 4.02(a) with KPMG LLP. The Company intends to file amended Quarterly Reports on Form 10-Q/A as of and for the quarter and year to date periods, including the 2010 comparative prior year periods ended March 31, 2011; June 30, 2011 and September 30, 2011; and amended results for the consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010 (reported within its Form 10-K for fiscal year 2010) before the end of December 2011 or as soon practicable thereafter.  In addition, the Company will be filing an amendment to its Form 8-K/A filed on October 17, 2011 to include the consolidated financial statements of OF Air Holdings Corporation, the consent of its independent registered public accounting firm, and to adjust the pro forma financial statements included therein as a result of the restated Air Methods Corporation financial statements.

Management has considered, and is continuing to evaluate, the effect of  the restatement on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of the end of each of the applicable restatement periods. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with filing the amendments to its Form 10-K for the year ended December 31, 2010 and Forms 10-Q for the quarters ended March 30, 2011; June 30, 2011, and September 30, 2011.

Item 7.01  Regulation FD Disclosure.

A copy of the press release announcing the restatement of the Company’s financials is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, shall neither be deemed “filed” for purposes of Section 18 of the Exchange Act nor incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01  Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description

99.1	Press Release dated November 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: November 22, 2011	By:	/s/ Trent J. Carman
Trent J. Carman,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 22, 2011.